EXHIBIT 5.1
                              LAW OFFICES
               NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL
CORPORATIONS
                      400 COLONY SQUARE, SUITE 2200
                       1201 PEACHTREE STREET, N.E.
                         ATLANTA, GEORGIA  30361
                         TELEPHONE (404) 817-6000
                        TELECOPIER (404) 817-6050
                                                            OTHER
OFFICES:
                                                  Charleston,
South Carolina
                                                  Charlotte,
North Carolina
                                                  Columbia, South
Carolina
                                                  Florence, South
Carolina
                                                  Greenville,
South Carolina
                                                  Myrtle Beach,
South Carolina

                              November 1, 1996

Kinark Corporation
7060 South Yale Avenue
Tulsa, Oklahoma  74136

Ladies and Gentlemen:

     We have acted as counsel to Kinark Corporation, a Delaware corporation
(the "Company"), in connection with (i) the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offering of up to 800,000 shares
(the "Shares") of the Company's common stock, $.10 par value per share, which may be issued by the Company upon the exercise of stock options and stock appreciation rights under its 1996 Stock Option Plan and (ii) the preparation of a prospectus under Section 10(a) under the Securities Act (the "Prospectus") which forms a part of the Registration Statement. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

     This opinion is limited by and is in accordance with the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third
Parties in Corporate Transactions adopted by the Legal Opinion
Committee of the
Corporate and Banking Law Section of the State Bar of Georgia.

     Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Prospectus forming a part of the
Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                              Very truly yours,
                              Nelson Mullins Riley & Scarborough,
L.L.P.
                              /s/ Nelson Mullins Riley &
Scarborough, L.L.P.